Laura A. Berezin
+1 650 843 5128
lberezin@cooley.com

May 10, 2016
Immune Design Corp.
1616 Eastlake Ave. E., Suite 310
Seattle, Washington 98102
Re:    Registration on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Immune Design Corp., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 1,006,128 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), pursuant to the Company’s 2014 Omnibus Incentive Plan or the Company’s 2014 Employee Stock Purchase Plan (collectively, the “Plans”).
In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus[es] included therein, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, the Plans and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the applicable Plan, the Registration Statement and related Prospectus[es], will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).
We consent to the filing of this opinion as an exhibit to the Registration Statement.

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130
t: (650) 843-5000 f: (650) 849-7400 cooley.com

May 10, 2016
Page Two

Sincerely,
COOLEY LLP

By: /s/ Laura A. Berezin
Laura A. Berezin

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130
t: (650) 843-5000 f: (650) 849-7400 cooley.com